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Exhibit 10.41

GT SOLAR INTERNATIONAL, INC.

RESTRICTED STOCK UNIT AGREEMENT

        THIS RESTRICTED STOCK UNIT AGREEMENT (this "Agreement") is made as of [                        ], 2008, by and between GT Solar International, Inc., a Delaware corporation (the "Company"), and [                        ] ("Director"), in accordance with the 2008 Equity Incentive Plan of the Company, as the same may be amended from time to time (the "Plan").

        The Company and Director desire to enter into an agreement pursuant to which the Company shall grant to Director [                        ] restricted stock units (the "RSUs") under the Plan. Each RSU shall entitle Director to receive from the Company one share of the Company's common stock, par value $.01 per share ("Common Stock") for each RSU granted hereunder that becomes vested under the terms described herein and in the Plan. All of such shares of Common Stock that may hereafter be delivered to Director pursuant to this Agreement are referred to herein as "Director Stock." The issuance of shares of the Director Stock to Director hereunder is intended to be exempt from registration under the Securities Act of 1933 pursuant to Rule 701 thereunder. Certain definitions are set forth in Section 7 of this Agreement.

        The parties hereto agree as follows:

1.
Incorporation by Reference; Plan Document Receipt.    This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. Director hereby acknowledges receipt of a true copy of the Plan and that Director has read the Plan carefully and fully understands its content. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.
Grant of the RSUs.

(a)
The Company hereby grants to Director, as of the date hereof, [                        ] RSUs, subject to the terms and conditions hereunder. Director agrees and understands that nothing contained in this Agreement provides, or is intended to provide, Director with any protection against potential future dilution of Director's stockholder interest in the Company for any reason. Director shall not have the rights of a stockholder in respect of the shares of Common Stock underlying these RSUs until such Common Stock is delivered to the Participant in accordance with Section 4.

(b)
The grant of the RSUs by the Company is subject to Director's execution and delivery of the attached Non-Competition, Non-Disclosure, Proprietary Information and Patent and Invention Assignment Agreement between Director and the Company (or, at the discretion of the Board, a similar agreement containing such terms as the Board, or a duly designated committee thereof, shall determine) (the "Director Non-Disclosure Agreement"), and these RSUs and all shares of the Director Stock shall be subject to the terms and conditions of the Director Non-Disclosure Agreement.

(c)
In connection with the receipt of the RSUs and the delivery of any Director Stock hereunder, Director represents and warrants to, and agrees with, the Company that:

(i)
The RSUs and the Director Stock to be acquired by Director pursuant to this Agreement shall be acquired for Director's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the RSUs and the Director Stock shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

    (ii)
    Director acknowledges that the RSUs and the Director Stock have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

    (iii)
    Director is a director on the Board, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Director Stock.

    (iv)
    Director is able to bear the economic risk of holding the Director Stock for an indefinite period of time because the RSUs and the Director Stock have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

    (v)
    Director is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

    (vi)
    Director has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the RSUs and the Director Stock and has had full access to such other information concerning the Company as he has requested. Director has reviewed, or has had an opportunity to review, the following documents: (A) the Company's Certificate of Incorporation and Bylaws, (B) the Amended and Restated Stockholders' Agreement and (C) the Amended and Restated Registration Rights Agreement.

    (vii)
    This Agreement constitutes the legal, valid and binding obligation of Director, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Director do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Director is a party or any judgment, order or decree to which Director is subject.

    (viii)
    Director has not taken any action that constitutes a conflict with, violation or breach of, and the execution and delivery of this Agreement and the other agreements contemplated hereby will not conflict with, violate or cause a breach of, any noncompete, nonsolicitation or confidentiality agreement to which Director is a party or by which Director is bound. Director agrees to notify the Board of any matter (including, but not limited to, any potential acquisition by the Company) which, to Director's knowledge, might reasonably be expected to violate or cause a breach of any such agreement.

    (ix)
    Director is a resident of the State of [                        ].

    (x)
    Director has been advised and encouraged in writing (via this Agreement) to consult with an attorney and a tax advisor prior to signing this Agreement.

  (d)
  As an inducement to the Company to issue any RSUs to Director, and as a condition thereto, Director acknowledges and agrees that neither the issuance of the RSUs or the delivery of any Director Stock nor any provision contained herein shall entitle Director to a directorship on the Board and/or on the board of directors of the Subsidiaries, or affect the right of the Company to terminate Director's directorship at any time, with or without cause.

  (e)
  The Company and Director acknowledge and agree that this Agreement has been executed and delivered, the RSUs have been granted and any Director Stock that may be delivered hereunder will be delivered, in connection with and as a part of the compensation and incentive arrangements between the Company and Director.

  (f)
  In connection with the issuance of any Director Stock hereunder, Director hereby agrees and acknowledges that all of the shares of the Director Stock are subject in all respects to the terms of this Agreement, the Amended and Restated Stockholders' Agreement (as if Director

    were an "Employee Stockholder" and as if the shares of the Director Stock were "Covered Shares," as such terms are defined in such agreement), and the Amended and Restated Registration Rights Agreement, each as may be amended from time to time. In addition, Director hereby accepts all the terms and conditions of (i) the Amended and Restated Stockholders' Agreement, which terms and conditions include restrictions on transfer and rights of repurchase in favor of the Company, and agrees to be bound in all respects as an "Employee Stockholder" thereunder, and (ii) the Amended and Restated Registration Rights Agreement. Notwithstanding the foregoing, Director agrees and acknowledges that under no circumstances may any shares of the Director Stock that may be issued hereunder be transferred to any Person except in connection with a Drag Along Transaction (as defined in the Amended and Restated Stockholders' Agreement) pursuant to the Amended and Restated Stockholders' Agreement.

3.
Vesting.

(a)
Except as otherwise provided in this Section 3, the RSUs shall become vested in accordance with the following schedule, if as of each such date Director has continuously served as a director on the Board and/or on the board of directors of the Subsidiaries since the date hereof, such that, subject to the other terms and conditions of this Agreement, all of the RSUs shall be vested on [                                    ]:

Date	Portion of RSUs Vested
[ ]	[ ] RSUs
[ ]	Additional [ ] RSUs
  (b)
  Except as otherwise provided in this Section 3, if Director's directorship with the Company and/or its Subsidiaries terminates for any reason (including upon the death or disability of Director prior to the vesting of all or any portion of the RSUs awarded under this Agreement), such unvested portion of the RSUs shall immediately be cancelled and Director (and Director's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such RSUs.

  (c)
  In addition to Sections 3(a)-(b) above, upon a termination of Director's directorship with the Company that also constitutes a "separation from service" within the meaning of Treas. Reg. § 1.409A-3(i)(5) within twelve months following a "Change in Control," as defined below, of the Company (the "Change in Control Termination"), the RSUs shall vest as follows: (A) if the Change in Control Termination occurs on or before [                                    ], [                        ] RSUs shall vest on the date of the Change in Control Termination and (B) if the Change in Control Termination occurs [                                    ], the remaining [                        ] RSUs shall vest. For purposes of this Agreement, (x) the term "Change in Control" means (i) the consummation of any transaction or series of transactions resulting in a Third Party (or group of affiliated third parties) owning, directly or indirectly, securities of the Company possessing the voting power to elect a majority of the members of the Board (whether by merger, consolidation or sale or transfer of the Company's securities) or (ii) the sale, transfer or other disposition of all or substantially all of the business and assets of the Company, whether by sale of assets, merger or otherwise (determined on a consolidated basis) to a Third Party (or group of affiliated third parties), and (y) the term "Third Party" means any person or entity who or which (i) does not own any of the Company's securities as of the date of this Agreement, (ii) is not controlling, controlled by or under common control with any person or entity that owns any of the Company's securities as of the date of this Agreement and (iii) is not the spouse or descendent (by birth or adoption) of any person who directly or indirectly owns or controls any of the Company's securities as of the date of this Agreement. Upon the occurrence of a Change in Control Termination in the time period described in either clause (A) or (B) of the first sentence of this Section 3(c), the Board shall be permitted, in its sole discretion, to cause the Company to pay to Director in substitution for the vesting of Director's RSUs and the delivery of Common Stock to Director under such circumstances and in respect of each share of Common Stock that would otherwise be issuable upon such vesting, cash in an amount per share of Common Stock equal to the price per share payable in the Change in Control in respect of each issued and outstanding share of Common Stock.

4.
Delivery of Common Stock.    Subject to the terms of the Plan, if the RSUs awarded by this Agreement become vested, the Company shall promptly distribute to Director the number of shares of Common Stock equal to the number of the RSUs that so vested; provided that to the extent required by Section 409A of the Code, delivery of shares of Common Stock upon a Participant's "separation from service" within the meaning of Treas. Reg. § 1.409A-1 shall be deferred until the six month anniversary of such separation from service. In connection with the delivery of the shares of Common Stock pursuant to this Agreement, the Participant agrees to execute any documents reasonably requested by the Company and provide therein customary representations and warranties related to the receipt of such shares of Common Stock.

5.
Certificates.    The shares of Director Stock may be in certificated or uncertificated form, as permitted by the Company's Bylaws. Prior to any registered public offering of any Common Stock, the Company shall hold each certificate representing the Director Stock (or shall reflect in its records the uncertificated Director Stock as being held by the Company) until such time as such Director Stock is transferred by Director, other than to a Family Transferee (as defined in the Amended and Restated Stockholders' Agreement), in compliance with the provisions of the Amended and Restated Stockholders' Agreement.

6.
Restructuring Event.    In the event of a stock dividend, stock split or recapitalization or a corporate reorganization in which the Company is a surviving corporation, including without limitation a merger, consolidation, split-up or spin-off or a liquidation or distribution of securities or assets other than cash dividends (a "Restructuring Event"), the number of shares of the Director Stock held by Director may be adjusted by the Board, or a duly designated committee thereof, as it reasonably determines is necessary to reflect such Restructuring Event.

7.
Definitions.

        "Board" means the Company's Board of Directors.

        "Amended and Restated Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement, by and among the Company, GT Solar Holdings, LLC, and the other parties thereto, dated July 1, 2008, as amended from time to time.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

        "Amended and Restated Stockholders' Agreement" means the Amended and Restated Employee Stockholders' Agreement of the Company, by and among the Company and the stockholders of the Company, dated July 1, 2008, as amended from time to time.

        "Subsidiary" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

8.
Notices.    Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

  To the Company:

    GT Solar International, Inc.
    243 Daniel Webster Highway
    Merrimack, New Hampshire 03054
    Attention: General Counsel

  To Director:

  [                                    ]

  [                                    ]

  [                                    ]

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

9.
General Provisions.

(a)
Transferability.    The RSUs shall not be transferable by Director other than by the laws of will or descent. All provisions of this Agreement shall in any event continue to apply to any RSU transferred as permitted by this Section 9(a), and any transferee shall be bound by all provisions of this Agreement as and to the same extent as Director. Any transfer or attempted transfer of any RSUs in violation of any provision of this Agreement or the Amended and Restated Stockholders' Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such RSUs as the owner of such stock for any purpose.

(b)
Withholding Taxes.    The Company shall be entitled to withhold from any amounts due and payable by the Company to Director the amount of any federal, state, local or other tax which, in the opinion of the Company, is required to be withheld in connection with the vesting of the RSUs or the delivery of shares of the Director Stock. To the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the delivery or vesting, as applicable, of such shares of the Director Stock that Director make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld. The Board, upon the written request of Director, in the Board's sole discretion and pursuant to such procedures as it may specify from time to time, may permit Director to satisfy all or part of the tax obligations in connection with the vesting of the RSUs or the delivery of the shares of Director Stock by (a) having the Company withhold otherwise deliverable shares, or (b) delivering to the Company already-owned shares, in each case having a Fair Market Value (as defined in the Plan) equal to the amount sufficient to satisfy such tax obligations, provided such shares have been held by Director for at least six months.

(c)
Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

  (d)
  Complete Agreement.    This Agreement, the Plan, those documents expressly referred to herein and therein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

  (e)
  Counterparts.    This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

  (f)
  Successors and Assigns.    Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Director, the Company and their respective successors and assigns (including subsequent permitted holders of the RSUs or the Director Stock); provided that the rights and obligations of Director under this Agreement shall not be assignable except in connection with a permitted transfer of the Director Stock hereunder.

  (g)
  Choice of Law.    All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

  (h)
  Remedies.    Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

  (i)
  Amendment and Waiver.    The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Director.

*            *            *            *

        IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Unit Agreement on the date first written above.

GT SOLAR INTERNATIONAL, INC.
By:

Name:

Title:

[ ]

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  Exhibit 10.41